EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (file numbers 333-01957, 333-01959, 333-59771, 333-34992, 333-34994, 333-34996, 333-111370 and 333-124845) on Form S-8 of our reports dated February 26, 2007 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans) and financial statement schedule of Franklin Electric Co., Inc. and subsidiaries, and management’s report on effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Franklin Electric Co., Inc. for the year ended December 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2007